                                                                    EXHIBIT 10.2

No.   1-A-1                                                  $15,115,371.80 USD


                                 INTERIORS, INC.

                              Amended and Restated
                 Secured Convertible Note due December 31, 2008

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  This Amended and Restated Secured Convertible Note is an amendment and restatement of a duly authorized issue of a Secured Convertible Note due September 29, 2004 of Interiors Inc., a Delaware corporation (the "Issuer"), issued on September 30, 1999 (the "Issuance Date")(such Secured Convertible Note due September 29, 2004, the "Original Note"), to Limeridge LLC, and designated as its Amended and Restated Secured Convertible Note due December 31, 2008 (the "Note"). This Note is being issued as of the 27th day of December 2001 (the "Amendment Date"). Upon the execution and delivery of this Note by the Issuer and its acceptance by the Holder, the Original Note shall be deemed cancelled, void and of no further force and effect, and by its acceptance of this Note, the Holder agrees to simultaneously delivery to the Issuer the Original Note for retirement and cancellation.

                  This Note: (i) has been issued under the terms and provisions of the Secured Convertible Note Purchase Agreement dated as of September 30, 1999 between the Issuer and Holder and the other holder of Notes (the "Agreement") and shall be subject to all of the terms and conditions and entitled to all of the benefits thereof; and (ii) amends and restates the Original Note in accordance with the terms and provisions of that certain Debt Restructuring Agreement, dated as of December 24, 2001, by and among the Issuer, Petals, Inc. ("Petals"), TBD Three, Inc., f/k/a Stylecraft Lamps, Inc. ("Stylecraft"), Habitat Solutions, Inc. ("Habitat") and Concepts 4, Inc. ("Concepts"), and the Holder, and Endeavour Capital Fund, S.A. and The Endeavour Capital Investment Fund, S.A. (collectively, "Endeavour").

                  The obligations of the Issuer under this Note have been secured by the Collateral (as defined in the Agreement) pursuant to the terms of the Agreement and that certain Amended and Restated Security Agreement (the "Amended and Restated Security Agreement"), of even date herewith, entered into between the Issuer, Petals, Petals Factory Outlet of Connecticut, Inc., a Connecticut corporation ("Petals-CT"), Petals Factory Outlet Inc., a New York corporation ("Petals-NY"), Petals Factory Outlet of Florida, Inc., a Florida corporation ("Petals-FL"), Petals Factory Outlet of Pennsylvania, Inc., a Pennsylvania corporation ("Petals-PA"), Habitat, Windsor Art, Inc., a California corporation ("Windsor"), Stylecraft, TBD Two, Inc., f/k/a Troy Lighting, Inc., a California corporation ("Troy"), TBD One, Inc., f/k/a CSL Lighting Mft., Inc., a Delaware corporation ("CSL"), Decor Group, Inc., a Delaware corporation ("Decor"), and Concepts 4, (Petals, Petals-CT, Petals-NY, Petals-FL, Petals-PA, Habitat, Stylecraft, Troy, CSL, Decor, and Concepts 4, collectively, the "Subsidiaries") and the Holder.

                FOR VALUE RECEIVED, the Issuer promises to pay to

                                  LIMERIDGE LLC


the registered holder hereof or its registered assigns, if any (the "Holder"), the principal sum of:

                  [Fifteen Million One Hundred Fifteen Thousand
                   Three Hundred Seventy One and Eighty Cents]

                             United States Dollars,

on or prior to December 31, 2008 (the "Maturity Date") or such earlier date this
Note is required to be repaid by the Issuer pursuant to the terms herein, and to pay interest, as outlined below, at the rate of six percent (6.0%) per annum on the principal sum outstanding for the term of this Note. Accrual of interest shall commence as of the Amendment Date and shall accrue from day to day. Interest shall be payable in cash by the Issuer upon the earlier to occur of (a) a Conversion Date, (b) redemption as set forth below, or (c) upon an Event of Default as defined below. Unless otherwise agreed in writing by both parties hereto, the interest so payable will be paid to the person in whose name this
Note is registered on the records of the Issuer regarding registration and transfers of the Note (the "Note Register"), provided, however, that the Issuer's obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in the Agreement and this Note. All amounts due hereunder shall be paid in cash in lawful currency of the United States of America.

         Principal and interest are payable at the address last appearing on the Note Register as designated in writing by the Holder hereof from time to time.

         The Note is subject to the following additional provisions:

         1. The Note is exchangeable for like Notes in equal aggregate principal amount of authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than $50,000 (unless such amount represents the remaining principal balance outstanding). No service charge will be made for such registration or transfer or exchange.

         2. The Issuer shall be entitled to withhold from all payments of principal and/or interest of this Note any amounts required to be withheld under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

         3. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Agreement. Prior to the due presentment for such transfer of this Note, the Issuer and any agent of the Issuer may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Note is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Agreement.

         4. The Holder is entitled, at its option, at any time after September 29, 2000 to convert this Note, in whole or in part, in minimum denominations of $50,000 (unless such amount represents the remaining principal balance outstanding), into shares of the Issuer's Class A Common Stock, $.001 par value per share (the "Common Stock") in accordance with the following terms and conditions:

                  (a) The Holder may exercise its right to convert the Note by telecopying an executed and completed notice of conversion (the "Notice of Conversion") to the Issuer and delivering the original Notice of Conversion and the original Note to the Issuer by express courier. Each Business Day on which a Notice of Conversion is telecopied to and received by the Issuer in accordance with the provisions hereof shall be deemed a "Conversion Date". The Issuer will transmit the certificates representing shares of Common Stock issuable upon conversion of the Note (together with the certificates representing the Note not so converted) to the Holder via express courier, by electronic transfer (if applicable) or otherwise within five Business Days after the Conversion Date, provided, the Issuer has received the original Notice of Conversion and Note being so converted. If the Company has not received the original Notice of Conversion and original Note being converted within three Business Days after Conversion Date, then the Issuer shall transmit the certificates representing the shares of Common Stock issuable upon conversion of the Note (together with the certificates representing the Note not so converted) to the Holder via express courier, by electronic transfer (if applicable) or otherwise within three Business Days after receipt of the original Notice of Conversion and original Note being converted. In addition to any other remedies which may be available to the Holder, in the event that the Issuer fails to effect delivery of such shares of Common Stock within (i) five Business Days after receipt of a Notice of Conversion (provided the Issuer has received the original Notice of Conversion and Note within three Business Days after the Conversion Date), or
(ii) three Business Days after receipt of the original Notice of Conversion and original Note being converted if the Issuer has not received the original Notice of Conversion and original Note being converted within three Business Days after the Conversion Date, the Holder will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the Issuer whereupon the Issuer and the Holder shall each be restored to their respective positions immediately prior to delivery of the Notice of Conversion. The Notice of Conversion and Note representing the portion of the Note converted shall be delivered as follows:

                  To the Issuer:

                                    Interiors, Inc.
                                    320 Washington Street
                                    Mount Vernon, New York 10553
                                    Telephone:  (914) 665-5400
                                    Facsimile: (914) 665-5469
                                    Attention: President

                  or to such other address as may be communicated by the Issuer to the Holder in writing.

                  In the event that the Common Stock issuable upon conversion of the Note is not delivered to the Holder within (i) seven Business Days after the Conversion Date (provided the Issuer has received the original Notice of Conversion and Note within three Business Days after the Conversion Date), or
(ii) three Business Days after receipt of the original Notice of Conversion and original Note being converted if the Issuer has not received the original Notice of Conversion and original Note being converted within three Business Days after the Conversion Date (and assuming the Holder has not revoked such Notice of Conversion as permitted above), the Issuer shall pay to the Holder, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Note sought to be converted, $250 for each calendar day that the shares of Common Stock are not delivered, which liquidated damages shall run from the eighth Business Day after the Conversion Date up until the time that either the Notice of Conversion is revoked or the Common Stock is delivered, at which time such liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately. The Holder's right to liquidated damages pursuant to the terms of this Section shall in no way affect the Holder's right pursuant to Section 7 below to consider this Note immediately due and payable upon the occurrence of an Event of Default (as defined in Section 7 below).

                  (b) The Holder may, at its sole option convert this Note into that number of shares of fully paid and nonassessable shares of Common Stock (the "Conversion Shares") which is to be derived from dividing the Conversion Amount by the Conversion Price. For purposes of this Note, the term "Conversion Amount" shall mean the principal dollar amount of the Note being converted. The "Conversion Price" shall be equal to eighty-five percent (85%) of the lesser of
(i) the closing Bid Price of the Common Stock of the Issuer on December 27, 2001, or (ii) the average closing Bid Prices of the Common Stock of the Issuer for the five (5) consecutive trading days immediately preceding a Conversion Date, as such Conversion Price shall be adjusted pursuant to the terms hereof; provided, that if the Issuer merges with or acquires an entity with a pre-acquisition valuation of fifteen million dollars ($15,000,000) or more (a "Significant Transaction"), then such Conversion Price will be fixed based upon a discount mutually agreed upon by the Issuer and the Holder from the closing price of the Common Stock of the Issuer prior to the date of consummation of such Significant Transaction. The "Bid Price" shall be deemed to be the reported last bid price regular way of the Common Stock as reported by Bloomberg LP or if unavailable, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing bid price as reported by Nasdaq or such other system then in use, or, if the Common Stock is not quoted by any such organization, the closing bid price in the over-the-counter market as furnished by the principal national securities exchange on which the Common Stock is traded. The principal amount of this Note shall be reduced as per that principal amount indicated on the Notice of Conversion upon the proper receipt by the Holder of such shares of Common Stock due upon such Notice of Conversion.

                  (c) Upon each adjustment of the Conversion Price, the Holder shall thereafter be entitled to (but not obligated to) receive upon conversion of this Note, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by (i) multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock receivable hereunder immediately prior to such adjustment and (ii) dividing the product thereof by the Conversion Price resulting from such adjustment.

                  (d) The Conversion Price shall be adjusted as follows:

                           (i) In the case of any amendment to the Issuer's
Certificate of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Note shall be adjusted so as to provide that upon exercise thereof, the Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the Holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. This Note shall be deemed thereafter to provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Subsection (i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                           (ii) If the Issuer shall at any time subdivide its
outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                           (iii) If any capital reorganization or
reclassification of the capital stock of the Issuer, or any consolidation or merger of the Issuer with or into another corporation or other entity, or the sale of all or substantially all of the Issuer's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section) lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to receive upon the conversion hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Note under this Section had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares of Common Stock receivable upon the conversion of this
Note) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected, by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger. Subject to the terms of this Note, in the event of a merger or consolidation of the Issuer with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to investors of Common Stock, is greater or lesser than the number of shares of Common Stock of the Issuer outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Issuer shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the Issuer shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Note the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock in accordance with such offer.

                           (iv) In case the Issuer shall, at any time prior to
conversion of this Note, consolidate or merge with any other corporation or other entity (where the Issuer is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Issuer shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder upon the conversion of this Note after the effective date of such transaction shall be entitled to receive the kind and, amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by the Holder of the number of shares of Common Stock as to which this Note was convertible immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Note shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon conversion of this Note. Upon the occurrence of any event described in this Subsection (iv), the Holder shall have the right to (i) convert this Note immediately prior to such event at a Conversion Price equal to the lesser of (a) the then Conversion Price or (b) the price per share of Common Stock paid in such event, (ii) retain ownership of this Note, in which event, appropriate provisions shall be made so that this Note shall be convertible at the Holder's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity, or (iii) force redemption of the then outstanding principal amount of this Note in accordance with the provisions of
Section 18 below.

                           (v) Whenever the Conversion Price shall be adjusted
pursuant to this Section the Issuer shall promptly mail by registered or certified mail, return receipt requested, to the Holder a certificate signed by its President or Vice President and by its Treasurer, or Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Issuer made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holder. The Issuer shall make such certificate and mail it to the Holder immediately after each adjustment.

                  (e) The Issuer will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

                  (f) In the event of any liquidation, dissolution or winding up of the Issuer, whether voluntary or involuntary, before any distribution may be made with respect to the Issuer's Common Stock or any other class of common stock or preferred stock of the Issuer, the Holder shall be entitled to receive out of the assets available for distribution to shareholders an amount in cash equal to the Redemption Price of such principal amount of Note then outstanding (the "Liquidation Amount"). If any portion of the principal amount of this Note shall have been prepaid or converted into Common Stock prior to such liquidation, dissolution or winding up, the interest component of the Liquidation Amount pursuant to clause (ii) above shall be calculated annually based on the average principal amount of this Note which shall be outstanding during each consecutive twelve month period from the date of issuance of this Note to the date immediately prior to such liquidation, dissolution or winding up of the Company. If the assets of the Company available for distribution to shareholders shall be insufficient to pay the Holder the full Liquidation Amount to which they shall be entitled, then any such distribution of assets of the Issuer shall be distributed ratably to all of the holders of the Notes. After the payment of the Liquidation Amount shall have been made in full to the Holder or funds necessary for such payment shall have been set aside by the Issuer in trust for the account of holders of the Notes so as to be available for such payments, the holders of the Notes shall be entitled to no further participation in the distribution of the assets of the Issuer, and the remaining assets of the Issuer legally available for distribution to shareholders shall be distributed among the holders of Common Stock and any other classes or series of Common Stock or preferred stock of the Issuer in accordance with their respective terms.

         5. No provision of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Note at the place, time, and rate, and in the coin or currency herein prescribed.

         6. The Issuer hereby expressly waives demand and presentment for payment, notice on nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         7. If one or more of the following described events (each of which being an "Event of Default" hereunder) shall occur and shall be continuing (as set forth below) for a period of seven Business Days after notice from the
Holder:

                  (a) any of the representations, covenants, or warranties made by the Issuer herein, or in the Agreement (including all Exhibits annexed thereto) shall have been incorrect when made; or

                  (b) any of the representations, covenants, or warranties made by the Debtor or any of the Subsidiaries in the Amended and Restated Security Agreement shall have been incorrect when made in any material respect; or

                  (c) the Issuer shall breach, fail to perform, or fail to observe in any material respect any material covenant, term, provision, condition, agreement or obligation of the Issuer under this Note (or any security of the Issuer held by the Holder), the Amended and Restated Security Agreement, the Agreement and the Registration Rights Agreement between the parties dated September 30, 1999 (the "Registration Rights Agreement"); or

                  (d) Any of the Subsidiaries shall breach, fail to perform, or fail to observe in any material respect any material covenant, term, provision, condition, agreement or obligation to be performed by them under the Amended and Restated Security Agreement between the parties of even date herewith; or

                  (e) a trustee, liquidator or receiver shall be appointed for the Issuer (and/or any of the Subsidiaries) or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) calendar days after such appointment; or

                  (f) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Issuer (and/or any of the Subsidiaries) and shall not be dismissed within thirty (30) calendar days thereafter; or

                  (g) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Issuer (and/or any of the Subsidiaries) and, if instituted against the Issuer (and/or any of the Subsidiaries), Issuer (and/or any of the Subsidiaries) shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within thirty (30) calendar days thereafter; or

                  (h) the Common Stock is suspended and/or delisted from trading on the OTC Bulletin Board, or the Issuer has received notice of final action concerning delisting from the OTC Bulletin Board, unless in each such instance, the Issuer's Common Stock shall be listed on the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange within seven business days from such suspension and/or delisting on the OTC Bulletin Board; or

                  (i) the Registration Statement including the shares of Common Stock underlying this Note has not been declared effective by the Securities and Exchange Commission by June 30, 2002, or the effectiveness of such Registration Statement shall be suspended for more than seven consecutive business days; or

                  (j) the Issuer shall have failed to pay interest within five Business Days of when due hereunder and/or principal within three Business Days of when due hereunder and/or comply with the redemption provisions contained herein within three Business Days of when due hereunder; in each case, upon receipt of written notice of such payment default; or

                  (k) the Issuer shall have failed to timely deliver shares of Common Stock issuable upon conversion of the Notes and/or exercise of the Warrants issued by the Issuer pursuant to the terms of this Note and the Warrants; or

                  (l) the Issuer, or any other party, shall, at any time after the Amendment Date, (i) in any way materially and adversely alter Holder's security interest that it has been granted in the Collateral pursuant to the Amended and Restated Security Agreement, or (ii) sell, transfer or convey the Collateral; or

                  (m) the Company and/or any of the Subsidiaries shall cease operations, cease to operate as a going concern, terminate its corporate existence, or sell, transfer and/or convey all or substantially all of its assets, or either shall combine with another entity whereby the Issuer is not the surviving entity; or

                  (n) a judgment in excess of $100,000 shall be entered against Debtor and/or Subsidiary or a warrant of execution or similar process shall be issued or levied against its property and within thirty (30) days after such judgment, warrant or process shall not have been paid in full or proper appeal of the same made.

                  (o) the occurrence of any "Event of Default" as that term is defined in the Amended and Restated Security Agreement,

         then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) or cured as provided herein, at the option of the Holder, and in the Holder's sole discretion, the Holder may consider the entire principal amount of this Note (and all interest through such date) immediately due and payable in cash, at the cash equivalent of the Redemption Price for such then outstanding principal amount of Note, (or the Holder shall be entitled to recover from the Collateral as per the terms of the Amended and Restated Security Agreement, but shall be entitled to enforce its rights hereunder in the event the Collateral is insufficient to the amounts due and owing as aforesaid) without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law (including but not limited to consequential damages if any). It is agreed that in the event of such action, such Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. Nothing contained herein shall limit the rights of the Holder to collect liquidated damages as provided herein or in any other agreement entered into between the Holder and the Issuer, or any other damages that the Holder may otherwise be entitled to under the terms of this Note or the Agreement (including any Exhibit annexed thereto).

         8. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

         9. [this section intentionally left blank]

         10. This Note, together with all documents referenced herein, embodies the full and entire understanding and agreement between the Issuer and Holder with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. Neither this Note nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Issuer and the Holder. All capitalized terms not otherwise defined herein shall have the same meaning as given in the Agreement. In the event of any inconsistencies between this Note and the Agreement, the Note shall control. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Note shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Note.

         11. This Note will be exclusively construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Note obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Note irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

         12. The convertibility of this Note shall be restricted such that during such time as the Issuer is a reporting company under the Securities Exchange Act of 1934, as amended, that portion of the Note which, if otherwise converted, would result in Holder owning 4.99% or more of the then issued and outstanding Common Stock, shall not be convertible until the Holder is not an owner of 4.99% or more of the then issued and outstanding Common Stock.

         13. In the event the Issuer, at any time while this Note is outstanding, shall issue any shares of Common Stock (or any instrument convertible into Common Stock), otherwise than: (i) pursuant to options, warrants, instruments and agreements under which convertible notes and/or shares of convertible preferred stock of the Issuer were issued, or other obligations to issue shares of Common Stock as of the Issuance Date, all as described in
Section 4.3 of the Agreement or in the SEC filings made by the Issuer within twelve months prior to the Issuance Date, or (ii) all shares reserved for issuance pursuant to the Issuer's stock option, incentive, or other similar plan, which plan and which grant was in effect as of the Issuance Date and approved by the Board of Directors of the Issuer ((i) and (ii) collectively referred to as the "Existing Obligations"), for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be amended from then on to be equal to the lesser of (i) one hundred (100%) percent of the average of the Bid Prices during the five consecutive trading days immediately preceding a Conversion Date, or (ii) the resulting quotient from the following formula: (y) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any received by the Issuer upon such issue of additional shares of Common Stock; and (z) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. Except for the Existing Obligations, and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Issuer, for the purposes of this adjustment, the issuance of any security of the Issuer carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon issuance of shares of Common Stock upon the Holder's exercise of its conversion rights.

         14. In the event the Holder shall elect to convert any portion of this Note as provided herein, the Issuer cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, unless an injunction from a court, restraining and/or enjoining conversion of all or part of said portion of this Note shall have been issued and the Issuer posts a surety bond for the benefit of the Holder in the amount of 130% of the principal amount of the Note sought to be converted plus outstanding interest through such date, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder in the event it obtains a favorable judgment (but shall not in any way limit any additional damages the Holder may be entitled to).

         15. Upon receipt by the Issuer of evidence of the loss, theft, destruction or mutilation of any Note certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Issuer, and upon the cancellation of the Note certificate(s), if mutilated, the Issuer shall execute and deliver new certificates for Note(s) of like tenure and date.

         16. This Note does not entitle the Holder to any voting rights or other rights as a shareholder of the Issuer prior to the conversion into Common Stock thereof, except as provided by applicable law. If, however, at the time of the surrender of this Note and conversion the Holder hereof shall be entitled to convert this Note, the shares of Common Stock so issued shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the Conversion Date.

         17. Except as expressly provided herein or as required by law, so long as this Note remains outstanding, the Issuer shall not, without the approval by vote or written consent by the Holder, take any action that would adversely affect the rights, preferences or privileges of this Note.

         18. The Issuer shall have the right to redeem this Note, in whole or in part (except that portion of the principal amount of this Note that is the subject of a Notice of Conversion which has previously been sent to the Issuer), in cash at the Redemption Price (as defined below) at any time by thereafter providing written notice (the "Redemption Notice") to the Holder. The Issuer shall wire transfer the appropriate amount of funds to the Holder to complete the redemption, which shall be (if the Redemption Notice is received via facsimile by the Holder prior to the first anniversary of the Issuance Date) no later than the tenth Business Day after the Holder has received the Redemption Notice via facsimile (the "Redemption Date") and if the Redemption Notice is received via facsimile by the Holder after the first anniversary of the Issuance Date no later than the third Business Day after the Holder has received the Redemption Notice via facsimile (also referred to as a Redemption Date. Upon facsimile receipt of the Redemption Notice, the Holder's right to convert this Note shall terminate and be canceled immediately; provided, however, that the right to convert this Note shall immediately be reinstated if the Issuer fails to comply with the redemption provisions hereof. In the event the Issuer fails to wire the appropriate amount of funds to the Holders as set forth in the Redemption Notice on or before the Redemption Date, or shall otherwise fail to comply with the redemption provisions set forth herein on three separate occasions, then the Issuer shall have waived its right to redeem any portion of this Note at any time thereafter (the foregoing shall have not be deemed as a waiver by the Holder of any rights it may have under Section 7 herein).

                  The Redemption Notice shall set forth (i) the Redemption Date,
(ii) the Redemption Price, as defined below, and (iii) the principal amount of the Note being redeemed. The Redemption Notice shall be irrevocable, and it shall be delivered by facsimile to the Holder at its address as the same shall appear on the books of the Issuer.

                  The Redemption Price shall be equal to the sum of (a) the entire outstanding principal amount of this Note being redeemed, (b) all accrued and unpaid interest on this Note, (c) all accrued and unpaid fees and expenses required to be paid for so long as the Note is outstanding pursuant to Section
12.7 of the Agreement.

                  At the close of business on the Redemption Date, subject to the Holder's receipt of the applicable Redemption Price, the portion of this Note being redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of this Note, including the right to conversion shall cease without further action. Immediately following the Redemption Date (assuming full compliance by the Issuer with the redemption provisions set forth herein), the Holder shall surrender its original Note at the office of the Issuer, and the Issuer shall issue to the Holder a new Note certificate for the principal amount that remains outstanding, if any.

         The Issuer shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

                           (i) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                           (ii) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution; or

                           (iii) a combination of the items set forth in (a) and
         (b) above, aggregating the full amount of the Redemption Price.


         19. The Original Note has been cancelled and is hereby rendered null and void and of no further force and effect, and is superseded by this Amended and Restated Secured Convertible Note in all respects.


               [the balance of this page intentionally left blank]

                  IN WITNESS WHEREOF, the Issuer has caused this Amended and Restated Secured Convertible Note to be duly executed by an officer thereunto duly authorized.

                                            INTERIORS, INC.



                                            By
                                              ---------------------------------
                                                       Name:  Max Munn
                                                       Title: President

Date:  December ____, 2001





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